Blue Sphere Corporation 8-K

Exhibit 99.1

BLUE SPHERE COMPLETES FINANCING

US$3,000,000 Debt Financing to Enhance Working Capital Position

CHARLOTTE, NC (Tackle Box Newswire) –December 28, 2015 Blue Sphere Corp. (OTCQB: BLSP) (the “Company” or “Blue Sphere”), a clean energy company that acquires, develops, manages and owns waste-to-energy projects globally, announced today that on December 23, 2015 the Company closed on a debt financing round of US$3,000,000 consisting of the Company’s Notes and warrants to purchase shares of Common Stock. The Notes sold in the financing have a face value of $3,000,000 and after commissions and selling expenses, the Company received net proceeds of $2,672,000.

The Company worked with Maxim Group, LLC, a New York based investment banking firm to offer and sell the Notes. The proceeds of the financing will be used for general business activities.

This financing at the corporate level will allow the Company to further focus on its pipeline of acquisition targets in Italy as well as further develop opportunities in the United States. Blue Sphere has worked hard to develop project finance partners as well as industry partners.

As previously reported, the Company has recently acquired four biogas facilities in Italy and continues to develop Anaerobic Digester facilities in the United States.

“We are very pleased to complete this financing round. It allows us to focus on additional acquisition and development opportunities. We are also very happy with the commitment that these investors have made to our Company”, said Shlomi Palas, the Company’s CEO.

For more detailed information, please refer to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 28, 2015.

The Notes, warrants and shares of Common Stock underlying the warrants, and any other securities offered in the above described private placement or any other securities to be offered in any proposed future private placement (collectively, the “Securities”) have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. Because the Securities are not registered, the Securities may not be offered or sold in the United States absent registration or an exemption from registration. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act and shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of the securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Blue Sphere Corporation

Blue Sphere Corporation operates in the fast growing clean-tech sector as a waste-to-energy project developer. Blue Sphere acquires, manages and develops waste-to-energy and other renewable energy projects. The Company is growing to become leader in the global waste-to-energy and renewable energy markets. For further information about Blue Sphere, please visit the Company’s website: www.bluespherecorporate.com.

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995), which are subject to risks and uncertainties and may change at any time. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors including, without limitation, (i) uncertainties regarding general economic and market conditions, (ii) uncertainties regarding changes in the Clean tech sector, (iii) uncertainties regarding implementation of the Company’s business strategy, and (iv) other risk factors as outlined in the Company’s periodic reports, as filed with the U.S. Securities and Exchange Commission. As such, there is no assurance that the initiatives described in this press release will be successfully implemented or meet expectations. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Contact Information:

Stanley Wunderlich

Launchpad IR

1-800-625-2236

swunderlich@launchpadir.com

www.tacticalgrowthpartners.com

www.launchpadir.net